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                                                                    EXHIBIT 10.7


                         VIRTUAL TECHNOLOGY CORPORATION

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between Virtual Technology Corporation, a Minnesota corporation ("the Company"), and John Harvatine (the "Employee"), effective as of the 4th day of January, 1999.

                                R E C I T A L S :

         WHEREAS, as of the date of this Agreement, the Company is engaged primarily in the business of selling computer equipment; and

         WHEREAS, Employee desires to become employed hereunder by the Company in a confidential relationship wherein Employee, in the course of Employee's employment with the Company, will continue to become familiar with and aware of information as to the Company's business plan, acquisition candidates, prospective customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereto hereby agree as follows:

1.       EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Employee as Chief Financial Officer of Virtual Technology Corporation. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of such an officer of the Company and will report directly to the President of VTC. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to Section 1(c) hereof, agrees to devote Employee's full business time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the President.

         (c) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 4 hereof.


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2.       COMPENSATION.

         For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) BASE SALARY. The base salary payable to Employee shall be $100,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. Commencing in February 2000, and on at least an annual basis, the President of VTC and the Company and Board of Directors of the Company will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof. In no event shall Employee's base salary be reduced.

         (b) INCENTIVE BONUS PLAN. For 1999, Employee shall be entitled to a bonus of $25,000, payable in cash, upon attainment of to be determined Key Management Objectives for the Company. The 1999 bonus shall be payable by March 2000.

         For 2000 and subsequent years, Employee and the President of VTC and the Company and Board shall develop, as soon as practicable, a written Incentive Bonus Plan setting forth the criteria and performance standards under which Employee will be eligible to receive a year-end bonus award.

         (c) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

         (i) Employee shall be eligible to participate in Company health insurance plans in the same manner as other Company senior management.

         (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

         (iii) A $400 per month car allowance.

         (iv) Commencing in 1999, three weeks paid (at the Employee's then current base salary rate) vacation per year, to be scheduled in increments at such time or times as is agreeable to Employee and the Company. The Employee may carry over unused vacation time for a period of up to six (6) months into the following year.

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         (v) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time.

         (vi) Employee shall be eligible to participate in the Company's Stock Participation Program on the same terms as other Company senior management, as defined by the Company's Board of Directors, to be implemented during the first quarter of fiscal 2000.

3.       OPTIONS.

         The Company hereby grants to Employee options under and subject to the Company's 1999 Long-Term Incentive Plan to acquire of the Company's Common Stock, no par value pursuant to the following:

----------------------------------------------------------------------
Grant Date       Quantity       Strike Price    Vesting Date
----------------------------------------------------------------------
4/19/99          62,500         $4.875          immediately
----------------------------------------------------------------------
4/19/99          62,500         $4.875          1/04/00
----------------------------------------------------------------------
4/19/99          62,500         $4.875          1/04/01
----------------------------------------------------------------------
4/19/99          62,500         $4.875          1/04/02
----------------------------------------------------------------------

         Except as otherwise provided by the Incentive Plan or this Agreement, Employee must continue in the employ of the Company through the applicable vesting date (whether the vesting occurs upon the lapse or time in order to vest in the options for such vesting date. Vested options shall be exercisable for the shorter of (i) ninety (90) days after Employee terminates employment with the Company or (ii) five (5) years from the date of this Agreement. To the fullest extent possible, the options shall be treated as "incentive options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Employee acknowledges that the options are not transferrable except as provided by Section 15.4 of the Incentive Plan and that the shares of Common Stock underlying such options have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Accordingly, the shares underlying the options may not be sold or otherwise transferred without registration under the Act or an exemption therefrom. The Company will place a restrictive legend on any certificate representing shares acquired by Employee upon exercise of the options, and a "stop transfer order" with any transfer agent of the Company's securities, barring the sale or other transfer of the Employee's shares without registration under the Act or an exemption therefrom.

         This Agreement shall constitute the "Award Agreement" referred to in
Section 6.2 of the Incentive Plan.

4.       NON-COMPETITION.

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         (a) Employee will not, during (i) the period of Employee's employment with the Company and (ii) conditioned upon the Company's continued payment of Employee's base salary in effect at the time of Employee's termination of employment, for a period of ninety (90) days immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, entity, company, business, partnership, corporation, limited liability company or limited liability partnership of whatever nature:

         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any computer-related sales business in direct competition with the Company or any subsidiary of the Company, within the state of Minnesota, including any territory serviced by the Company or any of its subsidiaries (the "Territory");

         (ii) call upon any person who is, at that time, within the Territory, an employee of the Company (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries thereof);

         (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or any subsidiary of the Company within the Territory; or

         (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was, to Employee's actual knowledge after due inquiry, either called upon by the Company (including the respective subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as a passive investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter, or from engaging in the sports promotion business so long as such activities do not compete with the Company's activities.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenants may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this
Section 4 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's subsidiaries) on the date of the execution of this Agreement and the current plans of



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the Company (including the Company's subsidiaries); but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company's subsidiaries) throughout the term of this Agreement, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, the Company (including the Company's subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 250 miles of its then-established operating location(s) through the term of this Agreement.

         It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company (including the Company's subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of this Section 4, and in any event such new business, activities or location are not in violation of this Section 4 or of Employee's obligations under this
Section 4, if any, Employee shall not be chargeable with a violation of this
Section 4 if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

         (e) All of the covenants in this Section 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of 90 days following termination of employment stated at the beginning of this Section 4, during which the agreements and covenants of Employee made in this Section 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 4.

5.       TERM;  TERMINATION;  RIGHTS ON TERMINATION.

         The term of this Agreement shall begin on the date hereof and continue for one (1) year, and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. As used



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herein, the word "Term" shall mean (i) during the one-year period referred to in the preceding sentence, such three-year period and (ii) during any one-year renewal pursuant to the terms hereof, such one-year period. This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) DEATH. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate other than accrued base salary and any declared, but unpaid, bonuses through the date of termination and reimbursement of expenses. Further, Employee's estate shall have the right to exercise any options which are vested as of the date of the Employee's death to the same extent as Employee could had he not died.

         (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by Employee's physician, Employee shall have been absent from Employee's full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder; provided that Employee is unable to resume Employee's full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if his health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life; provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect, and provided further that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated by either party as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for one (1) year plus payment of any declared, but unpaid bonuses as of the date of disability and reimbursement of expenses.

         (c) CAUSE. The Corporation may terminate Executive's employment immediately upon notice to Executive for "cause," which shall mean (i) a final non-appealable adjudication in a criminal or civil preceding that Executive has committed a fraud or a felony relating to or adversely affecting his employment, or (ii) insubordination or other substantial willful refusal by Executive in fulfilling his duties and obligations hereunder which Executive fails to remedy within thirty (30) days after written demand from the Board detailing with specificity the nature of such breach. In the event that Executive's employment is terminated hereunder for "cause," the Corporation shall have the following obligations to Executive in addition to those required by law (i) Base Salary and the Bonuses pursuant to Section 2 earned by Executive as of the date of termination, and (ii) Executive shall have 90 days to exercise that portion of the Stock Option Agreement vested through the time of such termination with all other rights thereunder being forfeited.


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         (d) WITHOUT CAUSE. The Corporation may terminate Executive's employment hereunder at any time upon thirty (30) days' notice to Executive, without "Cause" (as defined above), for any reason or no reason. Upon any such termination of Executive, Executive shall be entitled as a severance payment to that number of months' salary as set forth below times the then applicable Base Salary rate (the "Severance Payment"):

             (i) if the employment was less than one year (from the Commencement Date), three months' Base Salary;

             (ii) if the employment was more than one year (from the Commencement Date) but less than two years, six months' Base Salary.

Such payments shall be made in a lump sum payment on the last date of employment whether or not the Company enforces Executive's non-compete obligations set forth in Section 4. In addition, the Stock Option Agreement shall remain in full force and effect with respect to that portion of the Option vested through the time of such termination in accordance with its terms.

         (e) RESIGNATION. Upon any voluntary termination of employment by Executive, the Corporation shall have no further obligations (except as required by law) to Executive except for Base Salary and Bonuses pursuant to Section 2 earned by Executive as of the date of termination and the Stock Option Agreement shall remain in full force and effect with respect to that portion of the Option vested through the time of such termination in accordance with its terms. Notwithstanding the preceding sentence, in the event Executive's resignation is requested by the Board other than for "cause", such termination shall be deemed a termination without cause and subject to the provisions of Section 5(d) above.

         (f) CHANGE IN CONTROL OF THE COMPANY. In the event of a "Change in Control of the Company" (as defined below) during the Term, refer to Section 12 below.

         Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in
Section 13 hereof. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Section 9 hereof and Employee's obligations under Sections 4, 6, 7, 8 and 10 hereof shall survive such termination in accordance with their terms.

         If termination of Employee's employment arises out of the Company's failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other material breach of this Agreement by the Company (including but not limited to a material reduction in Employee's responsibilities hereunder), as determined by a court of competent jurisdiction or pursuant to the provisions of Section 16 below, such termination shall be



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deemed a termination without cause, and the Company shall pay to Employee severance compensation pursuant to the applicable provisions of Section 5(d) and all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder.

         In the event of any termination of Employee's employment for any reason provided above, Employee shall be under no obligation to seek other employment and there shall be no offset against any amounts due to Employee under this Agreement on account of any remuneration attributable to any subsequent employment that Employee may obtain. Any amounts due under this Section 5 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

6.       RETURN OF COMPANY PROPERTY.

         All records, designs, tradenames and trademarks, service names and service marks, patents, business plans, financial statements, manuals, memoranda, customer and other lists and other property delivered to or compiled by Employee by or on behalf of the Company, or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising and marketing materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by or in the possession of Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

7.       INVENTIONS.

         Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which Employee conceives as a result of Employee's employment by the Company. Employee hereby assigns and agrees to assign all of Employee's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. Nothing in this Agreement shall apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Employee's own time and (i) which does not relate (a) directly to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development or (ii) which does not result from any work performed by Employee for the Company.

8.       TRADE SECRETS.

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         Employee agrees that he will not, other than as required by court order, during or after the Term of this Agreement with the Company, disclose the confidential terms of the Company's or its subsidiaries' relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company or its subsidiaries, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.


9.       INDEMNIFICATION.

         In connection with any threatened, pending or completed claim, demand, liability, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that Employee is or was performing services (including an act, omission or failure to act) under this Agreement, the Company shall indemnify and hold harmless, to the maximum extent permitted by law, Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation reasonably acceptable to Employee, and Employee agrees to use the same representation; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal and fraudulent acts which materially damage the business of the Company. The Company shall pay, on behalf of Employee upon presentation of proper invoices, all fees, costs and expenses (including attorneys' fees) incurred in connection with any matter referenced in this Section 9.

10.      NO PRIOR AGREEMENTS.

         Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

11.      ASSIGNMENT;  BINDING EFFECT.

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         Employee understands that he has been selected for employment by the
Company on the basis of Employee's personal qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.      CHANGE IN CONTROL.

         (a) Unless Employee elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder or that the Company may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this Section 12 shall be applicable.

         (b) In the event of a pending Change in Control wherein the Company and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without cause during the Term and the applicable portions of Section 5(d) will apply.

         (c) In any Change in Control situation, Employee may elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of Section 5(d) will apply as though the Company had terminated the Agreement without cause during the Term

         (d) For purposes of applying Section 5 hereof under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of Employee's vested options to purchase the Company Common Stock, including any options with accelerated vesting under Article 16 of the Incentive Plan, such that Employee may convert the options to shares of the Company Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if Employee so desires.

         (e) A "Change in Control" shall be deemed to have occurred if:

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         (i) any person or entity, or group of persons or entities acting together, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person, entity or group is, directly or indirectly, the Beneficial Owner of voting securities representing 33% or more of the total voting power of all of the then-outstanding voting securities of the Company and has a larger percentage of voting securities of the Company than any other person, entity or group holding voting securities of the Company, unless the transaction pursuant to which such acquisition is made is approved by at least two-thirds (2/3) of the Board;

         (ii) the following individuals no longer constitute a majority of the members of the Board: (A) the individuals who, as of the first closing date of the Company's IPO, constitute the Board (the "Original Directors"); (B) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

         (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

         (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

However, in no event shall a "Change in Control" be deemed to have occurred, with respect to Employee, if Employee is part of a purchasing group which consummates the Change in Control transaction. Employee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if Employee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Original and Additional Original Directors). Further, no event occuring prior to the completion of the Company's IPO shall constitute a Change of Control hereunder.

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         (f) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Company or its successor, on a grossed up basis, for any excise taxes that Employee incurs under Section 4999 of the Code, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of Employee's tax return(s) showing the excise tax actually incurred by Employee.

13.      COMPLETE AGREEMENT.

         This Agreement supersedes any other agreements or understandings, written or oral, between the Company and Employee, and Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement.

         This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

14.      NOTICE.

         Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:            Virtual Technology Corporation
                                    3100 West Lake Street
                                    Suite 400
                                    Minneapolis, MN  55416
g
         To Employee:               John Harvatine



Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

15.      SEVERABILITY;  HEADINGS.

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

         If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

16.      ARBITRATION.

         Except as to matters of injunctive or equitable relief (over which the parties agree that the federal and state courts located in Minneapolis, Minnesota shall have exclusive jurisdiction and are deemed to be of proper venue and convenience to the parties), any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in Sections 5(b) and 5(c) hereof, respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

17.      GOVERNING LAW.

         This Agreement shall in all respects be construed according to the laws of the State of Minnesota without regard to the conflicts of laws principles of such state.



18.      COUNTERPARTS.

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

                                        VIRTUAL TECHNOLOGY CORPORATION

                                        By /s/ Greg Appelhof, President & CEO
                                          -------------------------------------
                                          Greg Appelhof, President & CEO




                                            /s/ John Harvatine
                                          -------------------------------------
                                           John Harvatine


























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